Exhibit 10.38

NOTE: Execution of this Adoption Agreement creates a legal liability of the Employer with significant tax consequences to the Employer and Participants. Principal Life Insurance Company disclaims all liability for the legal and tax consequences which result from the elections made by the Employer in this Adoption Agreement. Nothing set forth in this agreement or related documents may be taken or relied upon as legal, tax, investment, or accounting advice, nor as any investment recommendation. You should consult with appropriate counsel or other advisors on all matters pertaining to legal, tax, or accounting obligations and requirements.

Principal Life Insurance Company, Raleigh, NC 27612
A member of the Principal Financial Group®

THE NONQUALIFIED DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT

THIS AGREEMENT is the adoption of the Nonqualified Deferred Compensation Plan ("Plan") by Northfield Bank (the "Company") with an EIN of 135578494.

W I T N E S S E T H:

WHEREAS, the Company desires to adopt the Plan as an unfunded, nonqualified deferred compensation plan for members of a select group of management or highly compensated employees and under Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974 (“ERISA”) or independent contractors; and

WHEREAS, the provisions of the Plan are intended to comply with the requirements of Section 409A of the Code and the regulations thereunder and shall apply to amounts subject to Section 409A; and

WHEREAS, the Company has been advised by Principal Life Insurance Company (“the Recordkeeper”) to obtain legal and tax advice from its professional advisors before adopting the Plan,

NOW, THEREFORE, the Company hereby adopts the Plan in accordance with the terms and conditions set forth in this Adoption Agreement:

ARTICLE I

Terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth. The Company hereby represents and warrants that the Plan has been adopted by the Company upon proper authorization and the Company hereby elects to adopt the Plan for the benefit of its Participants as referred to in the Plan. By the execution of this Adoption Agreement, the Company hereby agrees to be bound by the terms of the Plan.

ARTICLE II

The Company hereby makes the following designations or elections for the purpose of the Plan:

2.13    Effective Date:    This is an amendment of a plan named Northfield Savings Bank Non-Qualified Deferred Compensation Plan dated January 1, 2005 and governing all contributions to the Plan through December 31, 2022. The Effective Date of this amended Plan is January 1, 2023.

2.26    Plan: The name of the Plan is

Northfield Bank Non-Qualified Deferred Compensation Plan.

DD2320-10

Classification: Customer Confidential

4.1    Participant Deferral Credits: Subject to the limitations in Section 4.1 of the Plan, a Participant may elect to have their Compensation, as elected below, deferred within the annual limits below by the following percentage or amount as designated in writing to the Committee:

Base Salary:

☒    (a)    Base salary:

                maximum deferral: 80%

☒    (b)    Base salary deferral in an amount equal to a 401(k) refund (“401(k) Refund
Offset”) as defined in Section 2.0 of the Plan:

                mandatory deferral: 100%

Bonus:

☒    (c)    Performance-Based Compensation:

☒    Performance Based Bonus: earned from 1/1-12/31, paid on or around the first quarter of the following Plan Year and whose election must be no later than six months prior to the end of the earnings period.

                maximum deferral: 80%

Other Eligible Compensation Types:

    ☒    (g)    Form 1099 Compensation:
             maximum deferral: 100%

4.1.2     Participant Deferral Credits and Employer Credits – Election Period (Evergreen Elections):

An election made by the Participant shall continue in effect for subsequent years until modified by the Participant as permitted in Section 4.1 and Section 4.2 of the Plan.

4.2    Employer Credits (Section 4.2 of the Plan) and Vesting (Section 6 of the Plan): Employer Credits will be made in the following manner:

☐     (a)    Employer Credits not allowed.

☒    (b)    Employer Discretionary Credits: The Employer may make discretionary credits to the Deferred Compensation Account of each Active Participant in an amount determined each Plan Year by the Employer. These contributions shall immediately be 100% vested.

4.3 Deferred Compensation Account: A Participant may establish multiple accounts to be distributed upon Separation from Service. Each account may have one set of payment options as permitted in Section 7.1 of the Plan. Additional In-Service accounts may be established as permitted in Section 5.4 of the Plan. The Participant will also be required to elect Separation from Service payment options for each In-Service account established.

5.2 Disability of a Participant: A Participant's becoming Disabled shall be a Qualifying Distribution Event and the Deferred Compensation Account shall be paid by the Employer as provided in Section 7.1 of the Plan.

5.3 Death of a Participant: A Participant's death shall be a Qualifying Distribution Event and the Deferred Compensation Account shall be paid by the Employer as provided in Section 7.1 of the Plan.

5.4    In-Service Distributions: In-Service Accounts are permitted under the Plan:

☒    (a)    In-Service Accounts are allowed with respect to:
☐    Participant Deferral Credits only.
☐     Employer Credits only.
☒     Participant Deferral and Employer Credits.

In-service distributions may be made in the following manner:
☒    Single lump sum payment.
☒    Annual installments over a term certain not to exceed 15 years.

If applicable, amounts not vested at the time in-service payments are distributed will be distributed at Separation from Service if vested at that time.

☐     (b)    No In-Service Distributions permitted.

5.5     Change in Control Event:

☐    (a)    A Change in Control shall not be a Qualifying Distribution Event.

☒     (b)    Participants may elect upon initial enrollment to have accounts distributed                    upon a Change in Control Event.

5.6Upon an Unforeseeable Emergency (as defined in Section 2.36 of the Plan) Participants may apply to cancel deferral elections and\or have vested accounts distributed upon an Unforeseeable Emergency event.

7.1    Payment Options: If permitted by the plan design, any benefit payable under the Plan upon a permitted Qualifying Distribution Event may be made to the Participant or the Beneficiary (as applicable) in any of the following payment forms, as selected by the Participant, or mandated by the plan provisions in the Participation Agreement:

(a)    Separation from Service

☒    (i)    A lump sum.

☒    (ii)    Annual installments over a term certain as elected by the Participant not to exceed 15 years.

(b)    Death

☒    (i)    A lump sum.

☒    (ii)    Annual installments over a term certain as elected by the Participant not to exceed 15 years.

(c)    Disability

☒    (i)    A lump sum.

☒    (ii)    Annual installments over a term certain as elected by the Participant not to exceed 15 years.

(d)     Unforeseeable Emergency shall be paid in a lump sum

(e)    Change in Control

☒    (i)    A lump sum.

☒    (ii)    Annual installments over a term certain as elected by the Participant not to exceed 15 years.

7.4De Minimis Amounts. The Employer may distribute a Participant's vested balance in all Deferred Compensation Account(s) of the Participant at any time, whether or not a Qualifying Distribution Event has occurred if the balance does not exceed the limit in Section 402(g)(1)(B) of the Code and results in the termination of the Participant's entire interest in the Plan and any other Employer plan subject to aggregation under Section 409A of the Code.

14.    Amendment and Termination of Plan: Notwithstanding any provision in this Adoption Agreement or the Plan to the contrary, Section ______ of the Plan shall be amended to read as provided in attached Exhibit _____________

☒    There are no amendments to the Plan.

17.8    Construction: The provisions of the Plan shall be construed and enforced according to the laws of the State/Commonwealth of New York, except to the extent that such laws are superseded by ERISA and the applicable provisions of the Code.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year stated below.

Northfield Bank
Name of Company

By:	/s/ Judy Calabrese
Authorized Person
Date:	12/01/2022

5